Exhibit 99.1

Release:	Immediate
Contact:

Media	Investor Relations
Rich Tauberman	Eva Huston
MWW Group (for Verisk Analytics)	Head of Investor Relations
202-585-2282	Verisk Analytics, Inc.
rtauberman@mww.com	201-469-2142
eva.huston@verisk.com
Verisk Analytics, Inc. Reports Third-Quarter 2009
Financial Results
JERSEY CITY, N.J., November 16, 2009 — Verisk Analytics, Inc. (NASDAQ:VRSK — News), a leading source of information about risk, today announced results for the nine-month period ended September 30, 2009:
Financial Highlights
See Tables 3A, 4, and 5 for a reconciliation of non-GAAP financial measures to the relevant GAAP measures.
•	Total revenues increased 15.1% for the first nine months of 2009, including a 30.2% increase in Decision Analytics revenues and a 3.8% increase in Risk Assessment revenues. Excluding the impact of recent acquisitions, revenues grew 21.5% in Decision Analytics, 3.8% in Risk Assessment and 11.4% for the total company.
•	Net income for the nine months ended September 30, 2009 was $133.1 million and adjusted net income was $161.2 million. Net income for the third quarter of 2009 was $42.2 million and adjusted net income was $53.8 million.
•	Adjusted EBITDA increased 10.7% to $326.9 million for the first nine months of 2009 and 11.4% to $109.4 million for the third quarter of 2009. Adjusted net income increased 8.8% to $161.2 million for the first nine months of 2009 and 9.0% to $53.9 million for the third quarter of 2009.
•	For the first nine months of 2009, adjusted EBITDA margin was 42.9%. Increased pension expense primarily related to the downturn in the global financial markets in 2008 resulted in a 1.8% negative impact on adjusted EBITDA margin. Adjusted EBITDA margin was 44.6% in the same period of 2008.
•	Diluted GAAP earnings per share (“Diluted GAAP EPS”) were $0.74 for the first nine months of 2009 and $0.23 for the third quarter of 2009. Diluted adjusted earnings per share (“diluted adjusted EPS”) were $0.89 for the first nine months of 2009 and $0.30 for the third quarter of 2009, an increase of 15.6% and 15.4%, respectively, versus the same periods in 2008.
•	Subsequent to the quarter close, on October 9th, Verisk completed its initial public offering, raising gross proceeds of approximately $2.2 billion for its selling shareholders.

Frank J. Coyne, chairman, president, and CEO, said, “We are pleased to report these strong results in our first quarterly report as a public company. We believe this shows we have a strong foundation to deliver both growth and strong margins for our shareholders over the long term. Our client-centric solutions remain valuable and unique in measuring risk in the key end markets of insurance, mortgage and healthcare and are able to deliver growth despite weakness in the economy.”
“Recent business achievements also highlight our ability to deliver on the Verisk strategy of using innovative approaches to risk analysis to grow our presence in new end markets. In 2009, we have continued to invest in new product development, announced a launch of our important partnership with MERSCORP, Inc. in mortgage fraud analytics to create a nationwide fraud database, and acquired two companies, TierMed and D2Hawkeye, in the healthcare analytics space. At the same time, we continue to grow our Risk Assessment business during one of the softest premium markets in recent history,” added Mr. Coyne.
Summary of Results through September 30, 2009
Table 1

	Three Months Ended			Nine Months Ended
	September 30,		Change	September 30,		Change
	2009	2008	(%)	2009	2008	(%)
	(In thousands, except per share amounts)
Revenues	$258,311	$224,391	15.1%	$761,978	$662,081	15.1%
Adjusted EBITDA	$109,404	$98,230	11.4%	$326,937	$295,302	10.7%
Net income	$42,205	$40,840	3.3%	$133,059	$121,789	9.3%
Adjusted net income	$53,848	$49,383	9.0%	$161,181	$148,186	8.8%
Diluted GAAP EPS	$0.23	$0.22	4.5%	$0.74	$0.63	17.5%
Diluted adjusted EPS	$0.30	$0.26	15.4%	$0.89	$0.77	15.6%
Revenues
Revenues grew 15.1% for both the nine months and three months ended September 30, 2009. Excluding the impact of recent acquisitions (AER, D2Hawkeye, and TierMed), revenue grew 11.4% for the first nine months of 2009.
Table 2A

	Three Months Ended			Nine Months Ended
	September 30,		Change	September 30,		Change
	2009	2008	(%)	2009	2008	(%)
	(In thousands)
Decision Analytics revenues by category:
Fraud identification and detection solutions	$69,303	$54,796	26.5%	$199,778	$157,654	26.7%
Loss prediction solutions	33,806	23,093	46.4%	100,702	69,353	45.2%
Loss quantification solutions	25,182	21,316	18.1%	68,605	56,532	21.4%

Total Decision Analytics	$128,291	$99,205	29.3%	$369,085	$283,539	30.2%

Within our Decision Analytics segment, revenues grew 30.2% for the nine months ended September 30, 2009 and 21.5% excluding the revenue associated with recent acquisitions. Year-to-date revenue growth was led by a 26.7% increase in our fraud identification solutions. Loss quantification solutions grew 21.4%. Loss prediction solutions grew at 9.7%, excluding the impact of the recent acquisitions of AER, D2Hawkeye and TierMed. Overall, our Decision Analytics revenues now compose approximately 48% of our total revenues in the nine months ended September 30, 2009, up from approximately 43% in the same period in 2008 as we continue to balance our sources of revenue by growing our Decision Analytics segment.

Table 2B

	Three Months Ended			Nine Months Ended
	September 30,		Change	September 30,		Change
	2009	2008	(%)	2009	2008	(%)
	(In thousands)
Risk Assessment revenues by category:
Industry standard insurance programs	$84,159	$81,801	2.9%	$256,352	$247,520	3.6%
Property-specific rating and underwriting information	33,219	31,230	6.4%	99,088	94,574	4.8%
Statistical agency and data services	7,019	6,736	4.2%	21,154	20,556	2.9%
Actuarial services	5,623	5,419	3.8%	16,299	15,892	2.6%

Total Risk Assessment	$130,020	$125,186	3.9%	$392,893	$378,542	3.8%

Within our Risk Assessment segment, revenues grew 3.8% in the nine months ended September 30, 2009. Our revenues in this segment continued to grow even with the impact of the soft premium market, which is the basis for the premium-based component of revenue.
Cost of Revenues
Cost of revenues increased 16.9% in the nine months ended September 30, 2009 and 12.1% excluding the impact of recent acquisitions. After also excluding the increased pension costs discussed earlier, cost of revenues grew 8.3%. Excluding recent acquisitions and increased pension costs, the increase in cost of revenues was primarily due to staff-related costs, with some additional costs for data and consultants related to the growth of our Decision Analytics segment.
Selling, General and Administrative
Selling, general and administrative expense increased 21.3% in the nine months ended September 30, 2009 and 11.3% excluding the impact of recent acquisitions. After also excluding the increased pension costs discussed earlier, selling, general and administrative expense grew 8.4%. The increase in selling, general and administrative expense excluding recent acquisitions and increased pension costs was primarily due to staff-related costs.
EBITDA and Adjusted EBITDA
EBITDA grew 11.2% in the nine months ended September 30, 2009 and Adjusted EBITDA grew 10.7% in the nine months ended September 30 as shown in Table 3A. Increased pension expense primarily related to the downturn in the global financial markets negatively impacted adjusted EBITDA growth by 4.6%.
At the time of the IPO, the company accelerated the allocation of ESOP shares, which will cause a one-time non-cash charge of approximately $57.7 million in fourth quarter of 2009 and then eliminate the portion of ESOP expense not associated with our 401(k) and profit sharing going forward. Because we do not expect these expenses to impact our EBITDA in 2010 and forward, we believe it is appropriate to present adjusted EBITDA.
Table 3A

	Three Months Ended			Nine Months Ended
	September 30,		Change	September 30,		Change
	2009	2008	(%)	2009	2008	(%)
	(In thousands)
EBITDA	$102,428	$93,819	9.2%	313,369	281,803	11.2%
plus: ESOP allocation expense	3,822	3,240		9,602	10,017
plus: IPO-related costs	3,154	1,171		3,966	3,482

Adjusted EBITDA	$109,404	$98,230	11.4%	326,937	295,302	10.7%

EBITDA margin	39.7%	41.8%		41.1%	42.6%
Adjusted EBITDA margin	42.4%	43.8%		42.9%	44.6%

Adjusted EBITDA grew 19.6% for Decision Analytics and 4.7% for Risk Assessment for the nine months ended September 30, 2009 as shown in Table 3B. Adjusted EBITDA margin was 42.9% for the first nine months of 2009, a decline from adjusted EBITDA margin of 44.6% in the same period in 2008. However, increased pension costs primarily related to the global economic downturn in 2008 had a negative impact of 1.8% on our EBITDA margin during the first nine months of 2009. Increased pension costs had a negative impact on adjusted EBITDA growth of 2.0% for Decision Analytics and 6.4% for Risk Assessment.
Table 3B

	Three Months Ended			Nine Months Ended
	September 30,		Change	September 30,		Change
	2009	2008	(%)	2009	2008	(%)
	(In thousands)
Segment EBITDA:
Risk Assessment	$55,919	$53,813	3.9%	$177,116	$167,313	5.9%
EBITDA margin	43.0%	43.0%		45.1%	44.2%
Decision Analytics	$46,509	40,006	16.3%	$136,253	114,490	19.0%
EBITDA margin	36.3%	40.3%		36.9%	40.4%
Total EBITDA	$102,428	$93,819	9.2%	$313,369	$281,803	11.2%
EBITDA margin	39.7%	41.8%		41.1%	42.6%

Adjusted segment EBITDA:
Risk Assessment	$59,871	$56,833	5.3%	$184,912	$176,566	4.7%
Adjusted EBITDA margin	46.0%	45.4%		47.1%	46.6%
Decision Analytics	$49,533	$41,397	19.7%	$142,025	$118,736	19.6%
Adjusted EBITDA margin	38.6%	41.7%		38.5%	41.9%
Total adjusted EBITDA	$109,404	$98,230	11.4%	$326,937	$295,302	10.7%
Adjusted EBITDA margin	42.4%	43.8%		42.9%	44.6%
Net Income and Adjusted Net Income
Net income grew 9.3% in the first nine months of 2009. Adjusted net income grew 8.8% in the first nine months of 2009 as growth in adjusted EBITDA was partially offset by increased interest expense related to increased debt outstanding during the period and increased provision for income taxes related to a higher effective tax rate due to non-deductibility of the majority of our ESOP expenses and of certain expenses related to the initial public offering.
The table below sets forth a reconciliation of net income to adjusted net income and adjusted EPS based on our historical results:
Table 4

	Three Months Ended			Nine Months Ended
	September 30,		Change	September 30,		Change
	2009	2008	(%)	2009	2008	(%)
	(In thousands, except share and per share amounts)
Net income	$42,205	$40,840	3.3%	$133,059	$121,789	9.3%
plus: Amortization of intangibles	8,012	7,041		24,986	21,978
plus: ESOP allocation expense	3,822	3,240		9,602	10,017
plus: IPO-related costs	3,154	1,171		3,966	3,482
less: Income tax effect on amortization of intangibles	(3,345)	(2,909)		(10,432)	(9,080)

Adjusted net income	$53,848	$49,383	9.0%	$161,181	$148,186	8.8%

Basic adjusted EPS	$0.31	$0.27	14.8%	$0.93	$0.80	16.3%

Diluted adjusted EPS	$0.30	$0.26	15.4%	$0.89	$0.77	15.6%

Weighted average shares outstanding
Basic	172,796,400	182,267,667		173,216,650	184,925,950

Diluted	179,850,850	189,667,514		180,117,150	192,493,650

Net Cash Provided by Operating Activities and Capital Expenditures
Net cash provided by operating activities was $255.6 million and increased $61.5 million or 31.7% for the nine months ended September 30, 2009. This growth was primarily a result of a $35.5 million increase due to the strong operations of the business, $4.6 million due to working capital benefit, $10.2 million due to decreased in employee-related payments related to an additional pay cycle that occurred in 2008, and $15.4 million of excess tax benefits related to exercised stock options.
Capital expenditures increased by $6.5 million over the prior period to $31.3 million because of investment in infrastructure and new product development.
Business Outlook
Mr. Coyne concluded, “We’re confident in our ability to execute our growth plans. As the economy continues to grow, so does the value of assets at risk and the complexity in analyzing and protecting against those risks.” The company has set its long-term organic financial targets as follows:

Revenue growth, excluding new acquisitions	10-12%

Adjusted EBITDA margin	43-45%

Growth of net cash provided by operating activities less capital expenditures	12-13%
Conference Call Information
Verisk’s management team will host a live audio webcast on Tuesday, November 17, 2009, at 8:00 a.m. Eastern time (5:00 a.m. Pacific time) to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast on the Verisk investor website at http://investor.verisk.com. A replay of the webcast will be available on the Verisk investor website for 30 days.
An audio recording of the conference call will be available on our website (approximately two hours) after the conclusion of the live event. To listen to the recording, visit http://investor.verisk.com. Alternatively, you may dial 1-888-203-1112 or 1-719-457-0820 and enter replay pass code 4704330. The replay will be available from November 17, 2009 at 11:00 a.m. Eastern time through December 16, 2009 at 11:59 p.m.
About Verisk Analytics
Verisk Analytics (NASDAQ: VRSK) is a leading provider of risk assessment solutions to professionals in insurance, healthcare, mortgage lending, government, risk management, and human resources. For more information, visit www.verisk.com.
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in Verisk’s final prospectus dated October 6, 2009 filed with the Securities and Exchange Commission and in quarterly reports on Form 10-Q and current reports on Form 8-K. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA and adjusted EBITDA, adjusted net income, and adjusted EPS, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
EBITDA and Adjusted EBITDA
The table below sets forth a reconciliation of net income to EBITDA and adjusted EBITDA based on our historical results:
Table 5

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(In thousands)
Net income	$42,205	$40,840	$133,059	$121,789
Depreciation and amortization of fixed and intangible assets	17,633	16,095	53,520	47,456
Investment income and realized (gains)/losses on securities, net	(53)	(2)	220	(319)
Interest expense	9,449	8,393	26,126	22,566
Provision for income taxes	33,194	28,493	100,444	90,311

EBITDA	$102,428	$93,819	$313,369	$281,803
plus: ESOP allocation expense	3,822	3,240	9,602	10,017
plus: IPO-related costs	3,154	1,171	3,966	3,482

Adjusted EBITDA	$109,404	$98,230	$326,937	$295,302

EBITDA and adjusted EBITDA are financial measures that management uses to evaluate the performance of our segments. The company defines “EBITDA” as net income before investment income, realized (gains)/losses on securities interest expense, income taxes, depreciation, and amortization. The company defines “adjusted EBITDA” as EBITDA before ESOP allocation expense and IPO-related costs.
Although EBITDA and adjusted EBITDA are frequently used by securities analysts, lenders and others in their evaluation of companies, EBITDA and adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation, or as a substitute for an analysis of our statement of cash flow reported under GAAP. Management uses EBITDA and adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are:
•	EBITDA and adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments.
•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirement for, our working capital needs.

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and adjusted EBITDA does not reflect any cash requirements for such replacements.
•	Other companies in our industry may calculate EBITDA and adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Note on the Attached Financial Information
Verisk Analytics, Inc (“Verisk”) was established on May 23, 2008 to serve as the parent holding company of Insurance Services Office, Inc (“ISO”) upon completion of the proposed initial public offering (“IPO”). On June 27, 2008, the company’s stockholders approved certain corporate governance changes necessary to allow Verisk to proceed with a proposed IPO. On October 6, 2009, Verisk effected a corporate reorganization whereby the Class A and Class B common stock of ISO was exchanged for the common stock of Verisk on a one-for-one basis. Verisk immediately thereafter effected a fifty-for-one stock split of Class A and Class B common stock. The unaudited financial information presented in the attachment for the periods is that of ISO. Verisk had no operating activity from its formation on May 23, 2008 through September 30, 2009.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For The Three and Nine Month Periods Ended September 30, 2009 and 2008

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(In thousands, except for share and per share data)
Revenues (include revenues from related parties of $25,120 and $22,228 for the three months ended September 30, 2009 and 2008 and $73,263 and $65,417 for the nine months ended September 30, 2009 and 2008, respectively)	$258,311	$224,391	$761,978	$662,081

Expenses:
Cost of revenues (exclusive of items shown separately below)	117,383	98,307	337,884	288,985
Selling, general and administrative	38,500	32,265	110,725	91,293
Depreciation and amortization of fixed assets	9,621	9,054	28,534	25,478
Amortization of intangible assets	8,012	7,041	24,986	21,978

Total expenses	173,516	146,667	502,129	427,734

Operating income	84,795	77,724	259,849	234,347

Other income/(expense):
Investment income	29	381	121	1,984
Realized gains/(losses) on securities, net	24	(379)	(341)	(1,665)
Interest expense	(9,449)	(8,393)	(26,126)	(22,566)

Total other expense, net	(9,396)	(8,391)	(26,346)	(22,247)

Income before income taxes	75,399	69,333	233,503	212,100
Provision for income taxes	(33,194)	(28,493)	(100,444)	(90,311)

Net income	$42,205	$40,840	$133,059	$121,789

Basic net income per share of Class A and Class B (1)	$0.24	$0.22	$0.77	$0.66

Diluted net income per share of Class A and Class B (1)	$0.23	$0.22	$0.74	$0.63

Weighted average shares outstanding:
Basic (1)	172,796,400	182,267,667	173,216,650	184,925,950

Diluted (1)	179,850,850	189,667,514	180,117,150	192,493,650

(1)	All share and per share data has been adjusted to reflect a fifty-for-one stock split. See Note 1 in the 10Q dated September 30, 2009 for further information.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of September 30, 2009 and December 31, 2008

	2009	2008
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$60,560	$33,185
Available-for-sale securities	5,352	5,114
Accounts receivable, net (including amounts from related parties of $2,992 and $3,421, respectively)	104,083	83,941
Prepaid expenses	16,729	13,010
Deferred income taxes	4,490	4,490
Federal and foreign income taxes receivable	2,935	12,311
State and local income taxes receivable	3,984	689
Other current assets	22,630	16,187

Total current assets	220,763	168,927

Noncurrent assets:
Fixed assets, net	87,229	82,587
Intangible assets, net	118,338	112,713
Goodwill	489,245	447,372
Deferred income taxes	83,629	100,256
State income taxes receivable	7,793	8,112
Other assets	12,379	8,910

Total assets	$1,019,376	$928,877

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$100,979	$83,381
Acquisition related liabilities	—	82,700
Short-term debt and current portion of long-term debt	131,528	219,398
Pension and postretirement benefits, current	5,397	5,397
Fees received in advance (including amounts from related parties of $6,711 and $3,699, respectively)	153,415	114,023

Total current liabilities	391,319	504,899

Noncurrent liabilities:
Long-term debt	527,894	450,356
Pension benefits	137,417	133,914
Postretirement benefits	21,936	23,798
Other liabilities	77,258	76,194

Total liabilities	1,155,824	1,189,161

Redeemable common stock:
Class A redeemable common stock, stated at redemption value, $.0002 par value; 335,000,000 shares authorized; 150,882,000 and 150,388,050 shares issued and 34,768,750 and 37,306,950 outstanding as of September 30, 2009 and December 31, 2008 , respectively, and vested options at intrinsic value (1)	1,064,896	752,912
Class A unearned common stock KSOP shares	(2,827)	(3,373)

Total redeemable common stock	1,062,069	749,539
Commitments and contingencies
Stockholders’ deficit:
Class B common stock, $.0002 par value; 1,000,000,000 shares authorized; 500,225,000 shares issued and 143,187,100 outstanding as of September 30, 2009 and December 31, 2008 (1)	100	100
Accumulated other comprehensive loss	(75,561)	(82,434)
Accumulated deficit	(439,062)	(243,495)
Class B common stock, treasury stock, 357,037,900 shares as of September 30, 2009 and December 31, 2008 (1)	(683,994)	(683,994)

Total stockholders’ deficit	(1,198,517)	(1,009,823)

Total liabilities, redeemable common stock and stockholders’ deficit	$1,019,376	$928,877

(1)	All share and per share data has been adjusted to reflect a fifty-for-one stock split. See Note 1 in the 10Q dated September 30, 2009 for further information.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For The Nine Months Ended September 30, 2009 and 2008

	2009	2008
	(In thousands)
Cash flows from operating activities:
Net income	$133,059	$121,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	28,534	25,478
Amortization of intangible assets	24,986	21,978
Allowance for doubtful accounts	692	266
KSOP compensation expense	17,620	17,353
Acquisition related compensation expense	—	550
Stock-based compensation	8,526	7,522
Non-cash charges associated with performance based appreciation awards	2,649	2,618
Interest income on notes receivable from stockholders	—	(1,142)
Realized losses on securities, net	341	1,665
Deferred income taxes	4,990	—
Other operating	207	282
Loss on disposal of assets	342	31
Non-cash charges associated with lease termination	196	—
Excess tax benefits from exercised stock options	(1,723)	(17,101)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(16,946)	4,145
Prepaid expenses and other assets	(2,241)	(3,479)
Federal and foreign income taxes	10,460	(13,292)
State and local income taxes	(2,082)	17,669
Accounts payable and accrued liabilities	1,359	(9,082)
Acquisition related liabilities	(300)	(2,200)
Fees received in advance	38,414	22,830
Other liabilities	6,493	(3,834)

Net cash provided by operating activities	255,576	194,046

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued) (UNAUDITED)
For The Nine Months Ended September 30, 2009 and 2008

	2009	2008
	(In thousands)
Cash flows from investing activities:
Acquisitions, net of cash acquired of $9,477 in 2009	(58,831)	(41)
Purchase of cost-based investments	—	(3,822)
Earnout payments	(78,100)	(98,100)
Proceeds from release of contingent escrows	24	549
Escrow funding associated with acquisitions	(7,400)	(3,320)
Purchases of available-for-sale securities	(450)	(156)
Proceeds from sales and maturities of available-for-sale securities	772	21,609
Purchases of fixed assets	(24,319)	(22,323)
Proceeds from repayment of notes receivable from stockholders	—	6,181
Issuance of notes receivable from stockholders	—	(1,247)

Net cash used in investing activities	(168,304)	(100,670)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	80,000	150,000
Proceeds from issuance of short-term debt, net	6,808	40,000
Redemption of Class A common stock	(46,740)	(263,744)
Repurchase of Class B common stock	—	(5,001)
Repayment of current portion of long-term debt	(100,000)	—
Repayment of short-term debt, net	—	(35,219)
Debt issuance cost	(4,510)	—
Excess tax benefits from exercised stock options	1,723	17,101
Proceeds from repayment of exercise price loans classified as a component of redeemable common stock	—	29,482
Proceeds from stock options exercised	2,612	892

Net cash used in financing activities	(60,107)	(66,489)

Effect of exchange rate changes	210	88

Increase in cash and cash equivalents	27,375	26,975
Cash and cash equivalents, beginning of period	33,185	24,049

Cash and cash equivalents, end of period	$60,560	$51,024

Supplemental disclosures:
Taxes paid	$90,917	$85,498

Interest paid	$25,824	$20,896

Non-cash investing and financing activities:
Loans made to directors and officers in connection with the exercise of stock options	$—	$20,148

Redemption of Class A common stock used to repay maturities of notes receivable from stockholders	$—	$41,970

Redemption of Class A common stock used to fund the exercise of stock options	$2,326	$3,838

Deferred tax liability established on date of acquisition	$(8,907)	$—

Capital lease obligations	$2,860	$2,485

Capital expenditures included in accounts payable and accrued liabilities	$4,165	$—

Decrease in goodwill due to finalization of acquisition related liabilities	$(4,300)	$—

Accrual of acquisition related liabilities	$—	$15,200